28 March 2002

The Bank of New York
as Trustee for
CNH Equipment Trust 2002-A
5 Penn Plaza
New York, NY 10001


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Dear Sirs:

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

1. This Confirmation incorporates the definitions and provisions contained in (i) the 2000 ISDA Definitions, (as published by the International Swaps and Derivatives Association, Inc.) (the "Definitions") and (ii) the the Indenture, dated as of 1 March 2002, between CNH Equipment Trust 2002-A (the "Trust") and Bank One, National Association, as Indenture Trustee (the "Indenture"). In the event of any inconsistency between the definitions in the Indenture, the Definitions, and this Confirmation, the definitions in the Indenture will govern; in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the 2000 ISDA Definitions.

      This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 28 March 2002 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

      In this Confirmation "Party A" means Credit Suisse First Boston International and "Party B" means the Trust.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

    Notional Amount:     For each Calculation Period, the Outstanding Amount
                         of the Class A-4 Notes as of the close of business on the first day of each Floating Rate Calculation
                         Period.

    Trade Date:          20 March 2002

    Effective Date:      28 March 2002

    Termination Date:    The earlier of (i) 15 August 2008 and (ii) the date
                         on which the outstanding principal balance of the Class A-4 Notes is reduced to zero.

Fixed Amounts:

    Fixed Rate Payer:    Party B

    Fixed Rate Payer
    Payment Dates:       Monthly, on the 15th, commencing on 15 April 2002
                         and ending on the Termination Date, subject to adjustment in accordance with the Following Business
                         Day Convention using No Adjustment of Period End
                         Dates, corresponding to "Payment Dates" under the Indenture

    Fixed Rate:          4.995%

    Fixed Rate
    Day Count Fraction:  30/360

Floating Amounts:

    Floating Rate        Party A
    Payer:

    Floating Rate Payer
    Payment Dates:       Monthly, on the 15th, commencing on 15 April
                         2002 and ending on the Termination Date, subject
                         to adjustment in accordance with the Following
                         Business Day Convention, corresponding to "Payment
`                        Dates" under the Indenture

    Floating Rate
    for initial
    Calculation
    Period:              To be determined

    Floating Rate
    Option:              USD-LIBOR-BBA

    Designated
    Maturity:            One month

    Spread:              None

    Floating Rate
    Day Count
    Fraction:            Actual/360

    Reset Dates:         The first day of each Calculation Period and
                         28 March 2002 for the Initial Calculation Period.

    Compounding:         Inapplicable


Business Days:           New York and Chicago

Calculation Agent:       Party A



3.  Account Details:

      Payments to
      Party A:           Bank of New York
                         SWIFT IRVTUS3N
                         for favour Credit Suisse First Boston International, London
                         A/c No. 8900360968

      Payments to
      Party B:           Bank One, N.A.
                         ABA # 071000013
                         Account # 10-43256
                         Further Credit To: CNH Equipment Trust 2002-A Further Credit To Account # 2600039800

Credit Suisse First Boston International is regulated by The Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Party B on request.










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



Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

                    Yours faithfully,

                    CREDIT SUISSE FIRST BOSTON INTERNATIONAL
                    By its Agent: CREDIT SUISSE FIRST BOSTON CORPORATION




                    By:  /s/ Lisa F. Lindblom
                         ----------------------------
                         Name:  Lisa  F. Lindblom
                         Title: Vice President




Confirmed as of the date first written above:

CNH Equipment Trust 2002-A
By: THE BANK OF NEW YORK
Not in its individual capacity but solely AS TRUSTEE





By:  /s/ Erwin Soriano
     ----------------------------------------
     Name:  Erwin Soriano
     Title: Assistant Treasurer



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